As of December 31, 2000


Mr. Burton G. Friedlander
Friedlander Capital Management Corp.
104 Field Point Rd.
Greenwich, CT  06830

         Re:      eNote.com Inc. (the 'Company')

Dear Burt:

     The purpose of this letter is to confirm the agreement of the Company to adjust the exercise price of the Warrants listed below to $.18 in consideration of your agreement to provide funding to the Company as set forth in the Subscription Agreement dated as of December 31, 2000 between Friedlander Capital Management Corp. and the Company.

         Warrant No. 1-A dated August 17, 2000
         Warrant No. 3-A dated September 11, 2000
         Warrant No. 4-A dated October 12, 2000
         Warrant No. 5-A dated October 26, 2000
         Warrant No. 6-A dated November 9, 2000
         Warrant No. 7-A dated November 22, 2000
         Warrant No. 8-A dated December 7, 2000
         Warrant No. 9-A dated December 20, 2000


                                                     Very truly yours,


                                                     ENOTE.COM INC.

                                                     By:/s/ Michael T. Grennan


Acknowledged and Agreed
FRIEDLANDER CAPITAL MANAGEMENT CORP.

By:/s/ Burton G. Friedlander